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                  [PROVIDENT BANKSHARES CORPORATION LETTERHEAD]


NEWS RELEASE


                        Provident Bank Restates Earnings
       Amending of Reports Due to Revised Derivative Accounting Treatment


BALTIMORE: (November 15, 2005) - Provident Bankshares Corporation (NASDAQ:
PBKS), the parent company of Provident Bank, has revised the previously released financial results for the quarter ended September 30, 2005 and is restating its financial statements for the quarters ended June 30, 2005 and March 31, 2005, and for the year ended December 31, 2004. This action is the result of a just completed review related to the accounting treatment that the Company has applied to certain derivative instruments that are covered under Financial Accounting Standards (FAS) 133, "Accounting for Derivative Instruments and Hedging Activities."

Since 2003, Provident has entered into various interest rate swaps to hedge the interest rate risk inherent in some of its brokered CDs, borrowings and Junior Subordinated Debentures. Since inception of the hedging program, Provident has applied the "short-cut method" of hedge accounting under FAS 133 to account for the swaps. Provident, in consultation with its independent accountants KPMG LLP, has determined that these swaps did not qualify for the short-cut method.

"The changes to our financial statements regarding the interest rate swaps have no economic impact," said Provident Bankshares Chairman and Chief Executive Officer Gary Geisel. "This issue is strictly related to accounting documentation or complex and evolving interpretations, not the underlying value, management or effectiveness of these swaps. Due to the non-cash nature of this issue, fundamental operating results for 2005 are on track as the impact of this issue is both non-cash and non-economic. We remain confident in, and committed to, our key strategies, our customers and our markets."

The changes in the fair value of the interest rate swaps between reporting periods should have been reported as gains or losses in the income statement since these swaps did not qualify for hedge accounting. Provident has re-designated these interest rate swaps as hedges utilizing the "long haul" method of effectiveness testing, and as a result, will apply hedge accounting treatment for these swaps for future periods.

Unrelated to the above, Provident will revise its accounting relative to an executive severance agreement applicable to the quarter ended June 30, 2005. Given these issues, the Company's previously issued financial statements for the quarters ended June 30, 2005 and March 31, 2005 and for the year ended December 31, 2004 must be restated to reflect the required accounting treatment.

Provident's restated financial statements for the year ended December 31, 2004 and for the nine months ended September 30, 2005 will reflect a cumulative negative adjustment to net income after tax of $947 thousand to correct the accounting treatment associated with both the interest rate swaps and the executive severance agreement. For 2004, Provident will record a non-cash increase in net income of $1.7 million. Net income for the first quarter of 2005 is reduced by $2.4 million. For the second quarter of 2005, net income is increased by $1.5 million. Net income for the quarter ended September 30, 2005 is reduced by $1.8 million. Details about the aforementioned are provided on the attached table. Provident currently expects to record a non-cash charge of approximately $1.6 million (after tax) in the fourth quarter of 2005 related to the interest rate swaps thereby bringing the annual net income negative impact of these changes for 2005 to approximately $4.2 million.

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On November 7, 2005, management of Provident, in consultation with KPMG, determined that the accounting adjustments described above were necessary to its Form 10-Q for the period ended September 30, 2005. Therefore, rather than file its Form 10-Q on the ordinary filing date of November 9, 2005, Provident filed a Form 12b-25 Notification of Late Filing on November 10 to allow it until November 14, 2005 to properly make these accounting adjustments and file the Form 10-Q. The Company then expected and was scheduled to file its Form 10-Q for the period ended September 30, 2005 on November 14, 2005. However, shortly before the filing deadline, KPMG advised management that a certain accounting treatment previously determined necessary by them should not be applied. This fact was communicated to management in a time frame insufficient to allow for a timely filing. The Company intends to file its Form 10-Q in the very near future.

Provident will file amended Quarterly Reports on Form 10-Q for the periods ended June 30, 2005, March 31, 2005, and an amended Annual Report on Form 10-K for the year ended December 31, 2004, to reflect the accounting adjustments described herein and include the restated financial statements for each period covered by each such interim and annual report.

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 151 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                                                    ----------------

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2004 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH DETERMINED BY USING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS"; PREVAILING ECONOMIC AND GEOPOLITICAL CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW,


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RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND
UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN THE QUALITY OR COMPOSITION OF THE INVESTMENT PORTFOLIO; LITIGATION LIABILITIES, INCLUDING COSTS, EXPENSES, SETTLEMENTS AND JUDGMENTS; OR THE OUTCOME OF OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER PENDING OR COMMENCING IN THE FUTURE; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, THE TIMING AND OCCURRENCE OR NON-OCCURRENCE OF EVENTS MAY BE SUBJECT TO CIRCUMSTANCES BEYOND THE COMPANY'S CONTROL. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.


                                                     Year        Three months    Three months     Three months       Nine months
                                                    Ended           ended           ended            ended              ended
(dollars in thousands, except per share data)     December 31,    March 31,        June 30,       September 30,      September 30,
                                                -----------------------------------------------------------------------------------
                                                     2004            2005           2005              2005                2005
                                                --------------   -------------  -------------    --------------     ---------------
 Net Income                                     $      60,325    $     18,108   $    18,438      $      20,036      $       56,582
 Impact of restated items, net:
    Premium/Fee Amortization                              197             (16)         (177)              (171)               (364)
    Change in market value of derivatives               1,458          (2,342)        2,412             (1,988)             (1,918)
    Salaries and employee benefits                          -               -          (696)               376                (320)
                                                --------------   -------------  ------------     --------------     ---------------
Total increase (decrease) in Net Income                 1,655          (2,358)        1,539             (1,783)             (2,602)
                                                --------------   -------------  ------------     --------------     ---------------
 Total restated Net Income                      $      61,980    $     15,750   $    19,977      $      18,253      $       53,980
                                                ==============   =============  ============     ==============     ===============
 Basic earnings per share
    As reported                                 $        1.99    $       0.55   $      0.56      $        0.61      $         1.72
    As restated                                 $        2.05    $       0.48   $      0.61      $        0.55      $         1.64

 Diluted earnings per share
    As reported                                 $        1.95    $       0.54   $      0.55      $        0.60      $         1.68
    As restated                                 $        2.00    $       0.47   $      0.60      $        0.54      $         1.60

 Interest Expense on deposits
    As reported                                 $      36,953    $     10,188   $    11,812      $      13,041      $       35,041
    As restated                                 $      41,235    $     11,328   $    12,756      $      13,553      $       37,637

 Interest Expense on long-term debt
    As reported                                 $      41,686    $     10,266   $     9,887      $       9,568      $       29,721
    As restated                                 $      40,546    $     10,670   $    10,305      $       9,940      $       30,915

 Salaries and employee benefits
    As reported                                 $      90,024    $     22,698   $    24,588      $      26,715      $       74,001
    As restated                                 $      90,024    $     22,698   $    25,719      $      26,109      $       74,526

 Non-Interest Income - Swap Interest
    As reported                                 $           -    $          -   $         -      $           -      $            -
    As restated                                 $       3,469    $      1,579   $     1,074      $         608      $        3,261

 Non-Interest Income - Swaps FMV Adjustments
    As reported                                 $           -    $          -   $         -      $           -      $            -
    As restated                                 $       2,432    $     (3,820)  $     3,921      $      (3,207)     $       (3,106)

 Total stockholders' equity
    As reported                                 $     617,439    $    613,379   $   626,546      $     629,491      $      629,491
    As restated                                 $     618,423    $    611,537   $   627,339      $     627,972      $      627,972

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